EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of
Mobilepro Corp.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mobilepro Corp. (the “Company”) of our report dated June 22, 2001, which appears in the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2001.

MANTYLA MCREYNOLDS

Salt Lake City, Utah
March 12, 2002